UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, the Board of Directors (the “Board”) of Geron Corporation (the “Company”) appointed Thomas Hofstaetter, Ph.D., to the Board, effective immediately. Dr. Hofstaetter fills a vacant Class I Board position, expiring at the Company’s 2012 Annual Meeting of Stockholders. Dr. Hofstaetter was also appointed to the Compensation Committee of the Board, effective on March 25, 2010.

There is no arrangement or understanding between Dr. Hofstaetter and the Company, pursuant to which he was selected as a director.

In connection with Dr. Hofstaetter’s appointment, the Company granted to Dr. Hofstaetter a nonstatutory stock option to purchase 45,000 shares of the Company’s Common Stock (the “First Option”) as provided by the Company’s 2006 Directors’ Stock Option Plan (the “Directors’ Plan”) at an exercise price equal to $5.83 per share, the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market on March 25, 2010 (the “Grant Date”). The First Option shall have a maximum term of ten (10) years measured from the Grant Date, and shall be exercisable in a series of three (3) equal consecutive annual installments on the anniversary of the Grant Date, commencing on the Grant Date, provided Dr. Hofstaetter continues to provide services to the Company. In addition, the Company granted to Dr. Hofstaetter a nonstatutory stock option to purchase 2,500 shares of the Company’s Common Stock as provided by the Directors’ Plan (the “First Committee Service Option”) at an exercise price equal to $5.83 per share, the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market on March 25, 2010 (the “Grant Date”). The First Committee Service Option shall have a maximum term of ten (10) years measured from the Grant Date, and shall be fully exercisable on the Grant Date. Dr. Hofstaetter will also receive cash compensation for his services as a non-employee director as described under “Compensation of Directors” in the Company’s definitive proxy statement for its next Annual Meeting of Stockholders.

Also on March 25, 2010, Patrick J. Zenner, a member of the Board and the Compensation Committee, notified the Company of his decision to retire as a member of the Board and Compensation Committee effective as of May 19, 2010, the date of the next Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	March 26, 2010	By:	/s/ Thomas B. Okarma
Thomas B. Okarma
President and Chief Executive Officer